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                                                                   Exhibit 24.2


                   [WEAVER AND TIDWELL, L.L.P. LETTERHEAD]


                        CONSENT OF INDEPENDENT AUDITOR


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ness Energy International, Inc. of our report dated March 23, 2000 and note dated May 11, 2000 relating to the financial statements of Ness Energy International, Inc. as of and for the years ended December 31, 1998 and 1999.


/s/ Weaver and Tidwell, L.L.P.
WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
January 5, 2001